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                                                                    EXHIBIT 23.1

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our reports dated April 25, 1997 included in Daisytek International Corporation's Form 10-K for the year ended March 31, 1997 and to all references to our Firm included in this registration statement.




                                                  /s/ ARTHUR ANDERSEN LLP
                                                  ------------------------
                                                      Arthur Andersen LLP